UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 11, 2004

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(408) 878-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2004, Riverstone Networks, Inc. (“Riverstone” or the “Registrant”) entered into an agreement with Enterasys Networks, Inc. (“Enterasys”) which provided for the settlement of a pending arbitration matter between the parties.

In September 2003, Enterasys filed a demand for arbitration against Riverstone with the American Arbitration Association in Boston, Massachusetts. Enterasys alleged that Riverstone was responsible for reimbursing Enterasys for approximately $13 million for certain lease and loan guaranties purportedly related to the portion of the former Cabletron Systems business spun off with Riverstone. Riverstone denied the allegations.

Under the terms of the settlement, Registrant paid Enterasys $2.0 million in cash, and agreed to guarantee certain payments of up to $1.5 million over the next ten months. In exchange, Enterasys agreed to release all claims against Riverstone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2004

RIVERSTONE NETWORKS, INC.

/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer